EXHIBIT 26


       Securities Act of 1933 File No. _________
       (If application to determine eligibility of trustee
       for delayed offering  pursuant to  Section 305 (b) (2))
___________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2)___________
__________________

THE CHASE MANHATTAN BANK
(National Association)
(Exact name of trustee as specified in its charter)

13-2633612
(I.R.S. Employer Identification Number)

1 Chase Manhattan Plaza, New York, New York
(Address of  principal executive offices)

10081
(Zip Code)
________________


SEARS ROEBUCK ACCEPTANCE CORP.
(Exact  name of obligor as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation  or organization)

51-0080535
(I.R.S. Employer Identification No.)

3711 Kennett Pike
Greenville, Delaware
(Address of principal  executive offices)

19807
(Zip Code)
__________________________________
Debt Securities
(Title of the indenture securities)
_____________________________________________________________________

Item 1.  General Information.

              Furnish the following information as to the trustee:

       (a) Name and address of each examining or supervising authority to which it is subject.

                     Comptroller of the Currency, Washington, D.C.

                     Board of Governors of The Federal Reserve System, Washington, D. C.

       (b)    Whether it is authorized to exercise  corporate trust powers.

                     Yes.

  Item 2.  Affiliations with the Obligor.

              If the obligor is an affiliate of the trustee, describe each such affiliation.

               The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor.

              (See Note on Page 2.)

Item 16.  List of Exhibits.

       List  below all exhibits filed as a part of this statement of eligibility.
       *1. -- A copy of the articles of association of the trustee as now in effect. (See Exhibit T-1 (Item 12) , Registration No. 33-55626.)
       *2. -- Copies of the respective authorizations of The Chase Manhattan Bank (National Association) and The Chase Bank of New York (National Association) to commence business and a copy of approval of merger of said corporations, all of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)
       *3. --   Copies of authorizations of The Chase Manhattan Bank (National
Association) to exercise corporate trust powers, both of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437).
       *4. -- A copy of the existing by-laws of the trustee. (See Exhibit T-1 (Item 12(a)), Registration No. 33-28806.)
       *5. -- A copy of each indenture referred to in Item 4, if the obligor is in default. (Not applicable).
       *6. --  The  consents of United States institutional trustees required by
Section 321(b) of the Act. (See Exhibit T-1, (Item 12), Registration No. 22-19019.)
          7. -- A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


___________________

       *The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.



___________________
1.


NOTE

          Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to Item 2 the answer to said Item is based on incomplete information.

          Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized , all in the City of New York, and the State of New York, on the 5th day April, 1995.




                            THE CHASE MANHATTAN BANK
                            (NATIONAL ASSOCIATION)


                     By      /s/ Edward C. Morelli
                            Edward C. Morelli
                            Second Vice President


_________________
2.Exhibit 7
REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of the The Chase Manhattan Bank, N.A.
of New York in the State of New York, at the close of business on December 31, 1994, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.

       Charter Number 2370         Comptroller of the Currency Northeastern
District
       Statement of Resources and Liabilities

              ASSETS
                                                        Thousands
                                                        of Dollars

Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin   $ 4,517,179
   Interest-bearing balances                              7,001,642
Held to maturity securities                               1,593,325
Available-for-sale securities                             4,669,255
Federal funds sold and securities purchased under
agreements to resell in domestic offices of the bank
and of its Edge and Agreement subsidiaries, and in
IBFs:
   Federal funds sold                                     3,651,850
   Securities purchased under agreements to resell                0
Loans and lease financing receivable:
   Loans and leases, net of unearned income  $ 50,879,818
   LESS: Allowance for loan and lease losses    1,073,196
   LESS:  Allocated transfer risk reserve               0
Loans and leases, net of unearned income, allowance,
and reserve                                              49,806,622
Assets held in trading accounts                          13,112,807
Premises and fixed assets (including capitalized leases)  1,758,500
Other real estate owned                                     480,982
Investments in unconsolidated subsidiaries and
associated companies                                         55,722
Customers' liability to this bank on acceptances
outstanding                                                 611,839
Intangible assets                                           787,948
Other assets                                              6,145,452
TOTAL ASSETS                                            $94,193.123


LIABILITIES
Deposits:
In domestic offices                                     $29,536,028
   Noninterest-bearing      $ 11,648,377
   Interest-bearing           17,887,651
In foreign offices, Edge and Agreement subsidiaries,
and IBFs                                                 36,020,612
   Noninterest-bearing      $  2,320,293
   Interest-bearing           33,700,319
Federal funds purchased and securities sold under
agreements to repurchase in domestic offices of
the bank and of its Edge and Agreement subsidiaries,
and in IBFs:
   Federal funds purchased                                1,014,936
   Securities sold under agreements to repurchase           678,033
Demand notes issued to the U.S. Treasury                    300,000
Trading liabilities                                       8,066,477
Other borrowed money:
   With original maturity of one year or less             2,940,252
   With original maturity of more than one year             427,525
Mortgage indebtedness and obligations under
capitalized leases                                           40,550
Bank's liability on acceptances executed and
outstanding                                                 616,531
Subordinated notes and debentures                         2,360,000
Other liabilities                                         5,195,890
 TOTAL LIABILITIES                                       87,196,834
 Limited-life preferred stock and related surplus                 0

EQUITY CAPITAL
Perpetual preferred stock and related surplus                     0
Common stock                                                915,576
Surplus                                                   4,656,010
Undivided profits and capital reserves                    1,478,713
Net unrealized holding gains (losses) on
available-for-sale securities                               (64,959)
Cumulative foreign currency translation adjustments          10,949
 TOTAL EQUITY CAPITAL                                     6,996,289
 TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK,
              AND EQUITY CAPITAL                        $94,193,123

I, Lester J. Stephens, Jr., Senior Vice President and Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
       (Signed) Lester J. Stephens, Jr.
We the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
(Signed) Thomas G. Labrecque
(Signed) Richard J. Boyle            Directors
(Signed) Donald H. Trautlein